SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 25, 2003

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3000, Houston, Texas 77002

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code   (713) 993-4610

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On February 25, 2003, Sanders Morris Harris Group Inc. (the “Company”) announced that its Board of Directors had approved an increase in its quarterly dividend policy from $0.025 to $0.03 per share of common stock, a 20 percent increase over its prior quarterly dividend policy.  Consistent with this policy, the Board of Directors declared a first quarter 2003 cash dividend in the amount of $0.03 per share of common stock.  The dividend will be payable on April 15, 2003, to common stockholders of record at the close of business on April 1, 2003.

Any future dividends will be at the discretion of the Company’s Board of Directors after taking into account various factors, including general economic and business conditions, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the board considers relevant.

Item 7.   Financial Statements and Exhibits.

a.                                       Financial statements of business acquired

Not Applicable.

b.                                      Pro forma financial information

Not Applicable.

c.                                       Exhibits

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ Ben T. Morris
Ben T. Morris,
Chief Executive Officer

Date: February 25, 2003